     As filed with the Securities and Exchange Commission on July 9, 1997
                                                      Registration No. 333-25771
                                                      ==========================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                         Post-Effective Amendment No. 1
                                       to
                                    Form S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                            ----------------------
                              Norwest Corporation
            (Exact name of registrant as specified in its charter)

            Delaware                            6711                   41-0449260
 (State or other jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization)     Classification Code Number)     Identification No.)

                                Norwest Center
                              Sixth and Marquette
                      Minneapolis, Minnesota  55479-1000
                                 612-667-1234
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            ----------------------
                               Stanley S. Stroup
                  Executive Vice President and General Counsel
                              Norwest Corporation
                                 Norwest Center
                              Sixth and Marquette
                       Minneapolis, Minnesota  55479-1026
                                  612-667-8858
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                   Copies to:

          Robert J. Kaukol                         John R. Brantley
        Norwest Corporation                   Bracewell & Patterson, L.L.P.
           Norwest Center                    711 Louisana Street, Suite 2900
        Sixth and Marquette                       Houston, Texas 77002
 Minneapolis, Minnesota  55479-1026

                            ----------------------
     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 21.  Exhibits and Financial Statement Schedules

Exhibits:
--------

   8     --  Opinion of Bracewell & Patterson, L.L.P.

                               INDEX TO EXHIBITS

Exhibit                                                             Form of
Number                         Description*                         Filing
-------                        ------------                         -------
  8             Opinion of Bracewell & Patterson, L.L.P.           Electronic
                                                                  Transmission